UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9, 2025

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2025, Capital Southwest Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Deutsche Bank Securities Inc., ING Financial Markets LLC, Morgan Stanley & Co. LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto, in connection with the issuance and sale of $350.0 million in aggregate principal amount of the Company’s 5.950% Notes due 2030 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The closing of the Offering is expected to occur on September 18, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-282873) previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated September 9, 2025, the pricing term sheet filed with the SEC on September 9, 2025, and a final prospectus supplement dated September 9, 2025. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

Redemption of October 2026 Notes

On September 11, 2025, the Company caused notices to be issued to the holders of its 3.375% Notes due 2026 (CUSIP No. 140501 AC1) (the “October 2026 Notes”) regarding the Company’s exercise of its option to redeem, in full, the issued and outstanding October 2026 Notes, pursuant to Section 11.04 of the Indenture, dated as of October 23, 2017 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as trustee, and Section 1.01(h) of the Fourth Supplemental Indenture, dated as of August 27, 2021, by and between the Company and the Trustee. The Company will redeem $150.0 million in aggregate principal amount of the issued and outstanding October 2026 Notes on October 13, 2025 (the “Redemption Date”). The redemption price for the October 2026 Notes equals 100% of the $150.0 million aggregate principal amount of the October 2026 Notes being redeemed on the Redemption Date, plus (i) the accrued and unpaid interest thereon, through, but excluding, the Redemption Date, and (ii) any “make-whole” premium. A copy of the notice of redemption of the October 2026 Notes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Redemption of August 2028 Notes

On September 11, 2025, the Company caused notices to be issued to the holders of its 7.75% Notes due 2028 (CUSIP No. 12665G 105) (the “August 2028 Notes”) regarding the Company’s exercise of its option to redeem, in full, the issued and outstanding August 2028 Notes, pursuant to Section 11.04 of the Base Indenture and Section 1.01(h) of the Fifth Supplemental Indenture, dated as of June 14, 2023, by and between the Company and the Trustee. The Company will redeem $71.9 million in aggregate principal amount of the issued and outstanding August 2028 Notes on the Redemption Date. The redemption price for the August 2028 Notes equals 100% of the

$71.9 million aggregate principal amount of the August 2028 Notes being redeemed on the Redemption Date, plus the accrued and unpaid interest thereon, through, but excluding, the Redemption Date. A copy of the notice of redemption of the August 2028 Notes is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated September 9, 2025, by and among Capital Southwest Corporation and Deutsche Bank Securities Inc., ING Financial Markets LLC, Morgan Stanley & Co. LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.

99.1	Notice of Redemption of 3.375% Notes due 2026.
99.2	Notice of Redemption of 7.75% Notes due 2028.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2025

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: President and Chief Executive Officer